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                                                                   EXHIBIT 11.1
                       AMERICAN COIN MERCHANDISING, INC.
                       COMPUTATION OF PER SHARE EARNINGS


                                                                 THREE MONTHS ENDED            SIX MONTHS ENDED
                                                           ----------------------------   ---------------------------
                                                                       JUNE 30,                      JUNE 30,
                                                                 1997           1996           1997           1996
                                                                 ----           ----           ----           ----

EARNINGS PER SHARE:

NET EARNINGS ..........................................     $    884,000   $    373,000   $  1,765,000   $    876,000
                                                            ------------   ------------   ------------   ------------

COMMON SHARES OUTSTANDING AT
     BEGINNING OF PERIOD ..............................        5,284,923      5,081,608      5,123,274      5,081,608

EFFECT OF SHARES ISSUED DURING THE PERIOD .............          108,840             --        199,401             --

EFFECT OF SHARES ISSUABLE UNDER STOCK OPTIONS
     USING THE TREASURY STOCK METHOD...................           44,984        366,636         44,984        366,771
                                                            ------------   ------------   ------------   ------------

SHARES USED IN COMPUTING EARNINGS PER SHARE ...........        5,438,747      5,448,244      5,367,659      5,448,379
                                                            ============   ============   ============   ============

EARNINGS PER COMMON SHARE .............................     $       0.16   $       0.07   $       0.33   $       0.16
                                                            ============   ============   ============   ============

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(a)       Primary and fully diluted earnings per share are the same.


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